Partners:
Brett Basdeo	***
John Cartwright	*
Audrey Coker	*
John Crook	*
Mark Cummings	*****
Natalie Curtis	****
James Gaden	****
Thomas Granger	**
Kristen Kwok	**
Wing Lam	*
William Lee	*
Thomas Pugh	*****
Andrew Randall	**
Victoria Raymond	*
Rupen Shah	*****
Colette Wilkins KC	***
Denise Wong	**

Exhibit 15.1

27 March 2024	Our Ref: KH/MRC/B4480-H17198

Bilibili Inc.

Building 3, Guozheng Center

No. 485 Zhengli Road

Yangpu District

Shanghai, 200433

People’s Republic of China

Dear Sirs,

Form 20-F

We consent to the reference to our firm under the heading “Item 10.E. Additional Information—Taxation—Cayman Islands Taxation” in the Annual Report on Form 20-F of Bilibili Inc. for the year ended 31 December 2023 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “Commission”) on 27 March 2024 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and further consent to the incorporation by reference of the summary of our opinions under this heading into the Registration Statements on Form S-8 (Nos. 333-267701, 333-259682 and 333-226216) and Form F-3 (No. 333-269158) of Bilibili Inc.

We also consent to the filing with the Commission of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ WALKERS (HONG KONG)

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); *****Bermuda